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NEWS RELEASE                      [LETTERHEAD OF ANICOM ]

================================================================================

FOR IMMEDIATE RELEASE
NOVEMBER 13, 2000

                                         Contact:    Mark Perlman
                                                     The Weiser Group
                                                     312/368-6732
                                                     mperlman@weisergroup.com



                    ANICOM CONCLUDES INTERNAL INVESTIGATION;
       REVISES UNAUDITED FINANCIALS FOR 1998, 1999 AND FIRST QUARTER 2000

                    - COMPANY EXPECTS PROFITABILITY IN 2001
                    - NEW CREDIT FACILITY NEGOTIATIONS ON TRACK
                    - ANICOM APPOINTS TWO NEW OUTSIDE DIRECTORS
                    - BOARD ELECTS TO RETAIN CALENDAR FISCAL YEAR



ROSEMONT, ILL., NOVEMBER 13, 2000 - Anicom, Inc. (Nasdaq: ANIC), today announced that it has concluded its internal investigation into certain accounting matters. As a result of the investigation, the Company will revise its financial statements for the years ended December 31, 1998 and December 31, 1999, as well as the first quarter of calendar year 2000.

The total effect of these non-cash revisions and charges is $34.4 million on an unaudited, pre-tax basis. On July 18, 2000, the Company stated that it expected these items not to exceed $35 million.


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Anicom's unaudited, revised revenue and pre-tax results are as follows (in thousands):

    --------------------------------------------------------------------------
                                              1998         1999       1Q2000
    --------------------------------------------------------------------------
     Reported Revenues                   $ 470,279    $ 536,721    $ 145,523
    --------------------------------------------------------------------------
     Revised Revenues                      456,667      521,759      135,484
    --------------------------------------------------------------------------
     Reported pre-tax net income            13,142      (16,294)       1,682
    --------------------------------------------------------------------------
     Revised pre-tax net income (loss)      (2,865)     (28,401)      (4,623)
    --------------------------------------------------------------------------

The Company has not yet filed results for the second quarter and third quarter of calendar year 2000, but intends to do so when it files its revised 1998 and 1999 audited financial statements. Unaudited results are as follows and include the effect of restructuring charges:

    --------------------------------------------------------------------
                                               2Q2000            3Q2000
    --------------------------------------------------------------------
     Revenues                                $143,352          $149,634
    --------------------------------------------------------------------
     Pre-tax net income (loss)               (13,426)           (4,368)
    --------------------------------------------------------------------


"Due to the accounting issues involved, the audit of the revised 1998 and 1999 financial statements is broader in scope and detail than an annual audit. This is a labor intensive process, particularly given the volume of transactions that we do and the fact that there are nine quarters involved," Anicom Chairman and Interim President and CEO Tom Reiman said. "We anticipate that the audit by our independent accountants of the revised amounts for 1998, 1999 and the first quarter of 2000 will be completed, and our revised financial statements filed with the SEC, by the end of the year. We believe that the audited results will concur with our final totals. We decided to present this unaudited financial information in order to give our investors, customers, vendors and associates an indication of the Company's financial results for these periods."


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2001 BUSINESS PLAN MOVES FORWARD
The Company also reported that it has completed its new business plan for 2001 and has presented that plan to its lenders. As previously announced (October 3, 2000 release), the plan includes an already completed reduction in the workforce of approximately 10 percent. As also previously announced, the Company anticipates that full implementation of this plan will result in a pre-tax charge of up to $5 million that will be recognized in the last half of calendar year 2000.

"The new management of Anicom has shifted the Company's attention from a primary focus on the top line to a balanced focus on the top line as well as the bottom line in an effort to enable future growth and achieve profitability," Reiman commented. "It is worth noting that revenues have remained strong over the past several months and with our continued expense and cost reductions and successful execution of this business plan, we believe that Anicom is well on its way in its return to profitability. Under our plan, we expect to reach profitability in the first half of calendar year 2001."

NEW CREDIT FACILITY NEGOTIATIONS
In addition, Anicom said that it is on track in its negotiation with new lenders to refinance its existing credit facility by December 15. In September 2000, Anicom announced an amendment of its credit facility with its existing lenders in which they agreed to waive certain covenant defaults and continue to extend credit to Anicom until December 15, 2000. Currently, Anicom has signed term sheets with two asset-based lenders. Anicom believes that the balance of the lenders' due diligence will be completed shortly.

"With the signing of the term sheets and the current progress of the lenders' due diligence, we are confident that a new facility will be in place before December 15," Reiman said.


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ANICOM ANNOUNCES APPOINTMENT OF TWO NEW DIRECTORS AND RETIREMENT OF THREE
DIRECTORS
The Company has named two new outside directors to its Board. Jean Dorval, 61, and Shepherd G. Pryor IV, 54, will join the Board at its next meeting scheduled for December 12, 2000.

Dorval is a 25-year veteran of the wire and cable industry with 12 years of senior management experience. Now retired, Dorval was president of Anixter International's Canadian unit and went on to become president of its International Division.

Pryor is an independent management consultant for major financial institutions, Fortune 500 companies and law firms. Formerly, he was an executive with Wells Fargo Bank and The First National Bank of Chicago. Pryor currently serves on the Boards of Petrolane Incorporated (Valley Forge, PA), a publicly owned propane distribution company, Partners Home Care (Chicago), a home health care agency and Catholic Health Partners (Chicago), a major hospital group. Pryor received his MBA from the University of Chicago.

"I am absolutely delighted to add these two experienced gentlemen to our Board. We believe that Jean's industry knowledge and Shep's financial acumen and experience will be tremendous assets for the Company," Reiman said.

The Company also announced that the founding members from the Anixter family, Alan, 80, William, 76, and Scott, 51, are retiring from the Company effective at the end of this year. Reiman observed, "The Anixter family was the architect of this industry. Alan and Bill were the pioneers when they founded Anixter Bros. over 40 years ago. Alan and Scott, with Bill's guidance on the Board, built Anicom from scratch to a more than $500 million distribution specialist across North America. With a new management team and new directors, we intend to build on this foundation as we continue to grow a stronger Anicom. We thank them and wish them good health and happiness."

In addition, the Company reports that it is nearing a decision on a new CEO. "We're close to concluding this important course of action, which has involved a careful screening process by our


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Board of Directors and senior management team," Reiman said. "We have a number of candidates who possess leadership and financial skills as well as hands-on operations experience, all of which will be critical to moving this Company forward."

COMPANY ELECTS TO RETAIN CALENDAR FISCAL YEAR
Anicom also announced that its Board has elected to retain the calendar year as the Company fiscal year-end. Previously, the Company had announced a decision to switch to a fiscal year ending on June 30. Tom Reiman said, "After reviewing our revised financial information, the Board was not convinced that a change in fiscal year was necessary at this time."

Anicom, Inc. (Nasdaq: ANIC) is a distribution specialist of multimedia technology throughout North America. Headquartered in Rosemont, Illinois, Anicom provides products that "interconnect the Internet(SM)" and is a leading participant in commercial and public sector efforts to build the digital communication infrastructure.


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In compliance with the Safe Harbor Provision of the Private Securities
Litigation Reform Act of 1995, the company notes the statements contained in this press release that are not historical facts may be forward-looking statements that are subject to a variety of risks and uncertainties more fully described in Anicom's filings with the Securities and Exchange Commission including, without limitation, those described under "Factors That Could Affect Our Operations" in Anicom's Annual Report on Form 10-K for the year ended December 31, 1999. Anicom wishes to caution readers of this press release that these risks and uncertainties could cause Anicom's actual results in 2000 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Anicom. These risks and uncertainties include, without limitation, general economic and business conditions affecting the industries of Anicom's customers in existing and new geographical markets, competition from national and regional distributors, the nature of the information derived from Anicom's internal investigation into accounting matters, Anicom's ability to retain vendors, customers and employees following the completion of its internal investigation, Anicom's ability to satisfy the covenants set forth in its forbearance agreement with its lenders, Anicom's ability to refinance its current senior debt on or before December 15, 2000 and to generally maintain sufficient capital, possible enforcement actions by the Securities and the Exchange Commission, the possible consequences of shareholder lawsuits against the company, Anicom's ability to maintain its listing on the Nasdaq National Market, Anicom's ability to hire key employees or executives, the timing of customer projects and Anicom's ability to identify the right product mix and to maintain sufficient inventory to meet customer demand. The words "anticipate," "believe," and "expect" and words of similar effect used in this press release as they relate to Anicom or its management are generally intended to identify such forward-looking statements.

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